Exhibit 8.1

____________________, 2026

Capstone 72, Inc.

1440 Rockside Rd, Suite 118

Rockside Plaza

Parma, OH 44134

Re:	Capstone 72, Inc.
Registration Statement on Form S-11, Registration No. 333-294970

Ladies and Gentlemen:

We are issuing this legal opinion as special counsel in the State of Ohio to Capstone 72, Inc., an Ohio corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Amendment No. 3 to Form S-11, Registration No. 333-294970 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), initially publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) on August _____, 2026, as thereafter amended or supplemented, relating to the proposed registration by the Company of 3,750,000 shares (the “Shares”) of common stock, with no par value, of the Company (“Common Stock”), including up to 562,500 shares of Common Stock proposed to be sold pursuant to an over-allotment option granted by the Company to ARC Group Securities LLC, a New York limited liability company (the “Underwriter”) pursuant to an Underwriting Agreement by and between the Company and the Underwriter.

We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Initial Articles of Incorporation filed with the Ohio Secretary of State on April 2, 2025; (ii) Certificate of Amendment to the Company’s Articles of Incorporation filed with the Ohio Secretary of State on May 14, 2026; (iii) Form of Amended and Restated Articles of Incorporation of the Company, to be filed with the Ohio Secretary of State immediately prior to the completion of this offering, in the form to be filed as Exhibit 3.2 to the Registration Statement; (iv) Form of Amended and Restated Code of Regulations of the Company, to be adopted by the Company as effective immediately prior to the completion of this offering, in the form to be filed as Exhibit 3.4 to the Registration Statement; (v) certain resolutions of the shareholders of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters; (vi) the Registration Statement; (vii) a certificate executed by Bonnie Wu, who is the Company’s Chief Executive Officer, dated as of the date hereof (collectively, the “Reviewed Documents”).

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For purposes of our opinion, we have assumed the correctness of and have not independently verified the facts, statements, representations and covenants set forth in the Reviewed Documents. In particular, we note that the Company and its affiliate(s) may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Reviewed Documents, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. No facts have come to our attention that would cause us to question the accuracy and completeness of such facts, statements, representations and covenants. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Reviewed Documents may affect our conclusions set forth herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures and that all natural persons who are signatories were legally competent at the time of execution, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies, and assumed that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered, and that any document signed electronically via DocuSign or otherwise is identical to a wet original signature executed and delivered by the party purporting to have electronically signed said document for purposes of this opinion. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the representations, statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Our opinion is also based on the correctness of the following assumptions: (i) each of the Company and the Company’s affiliated entities has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents; (ii) there will be no changes in the applicable laws of the State of Ohio or of any other jurisdiction under the laws of which the Company or any of the Company’s affiliated entities have been formed, which changes could have a material effect on the conclusions set forth herein; (iii) each of the written agreements to which the Company or the Company’s affiliated entities is a party has been and will be implemented, construed and enforced in accordance with its terms; (iv) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; (v) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued; (vi) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law; and (vii) the resolutions referred to above will not have been modified or rescinded.

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In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury Regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the Treasury, the courts, and the Internal Revenue Service (the “IRS”), all as they exist at the date hereof. In connection with our opinion, we have made no special investigation or review of any laws (including regulations or judicial or administrative decisions), other than a review of the current federal income tax laws of the United States. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, other than as expressly stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders of Our Common Stock” (contained on pp. 81-82 of the Registration Statement) insofar as it describes provisions of U.S. federal income tax law and Regulations or legal conclusions with respect thereto is a fair summary of the law in all material respects.

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This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on (i) the current actual knowledge of the attorneys within our firm who have devoted substantial attention to the particular documents on the matter so opined, and (ii) the representations and warranties of the Company. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, including any amendment or supplement to the Registration Statement, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We express no opinion regarding any factual statements, financial statements, projections, representations, warranties, or other information contained in the Registration Statement, except to the extent expressly stated herein with respect to the U.S. federal income tax matters described above. Without limiting the foregoing, we have not independently verified, and express no opinion regarding, the Company’s asset composition, the value of its U.S. real property interests, its status as a U.S. real property holding corporation, whether the Common Stock is or will be “regularly traded” on an established securities market, or the ownership percentage, holding period, tax status, or circumstances of any holder of Shares.

This opinion may be relied upon only by the Company in connection with filing it as an exhibit to the Registration Statement, and not by purchasers, underwriters, or others. This opinion does not constitute tax advice to any investor or prospective investor. Each investor should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Shares in light of such investor’s particular circumstances.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Cavitch, Familo & Durkin, Co., L.P.A.

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